                                                                    EXHIBIT 99.2



AMERICAN HOMEPATIENT                                                NEWS RELEASE
--------------------------------------------------------------------------------

Contacts:      Joseph F. Furlong           or        Kathey S. Palmer
               President and CEO                     Sr. Vice President
               (615) 221-8884                        (615) 221-8884

FOR IMMEDIATE RELEASE


                  AMERICAN HOMEPATIENT DECIDES ON OTC TRADING;
                          WILL NOT PURSUE AMEX LISTING
--------------------------------------------------------------------------------

BRENTWOOD, Tn. (August 12, 1999) - American HomePatient, Inc. (NASDAQ: AHOM) today announced it is no longer pursuing the listing of its common stock on the American Stock Exchange (AMEX).


On July 28, 1999, the company announced that it had received notification that the Nasdaq National Market will de-list the company's common stock effective at the close of business on August 31, 1999 because the company failed to meet the minimum bid price requirement of $5.00. At that time, American HomePatient also announced it was considering listing its common stock on the American Stock Exchange. The company's board of directors has since decided not to pursue that alternative.

Beginning September 1, 1999 trading of American HomePatient's common stock will be conducted on the over-the-counter market, also know as the "OTC" or, on application by broker-dealers, in the NASD's Electronic Bulletin Board. The company's trading symbol will remain AHOM.

American HomePatient is one of the largest home health care companies in the country with over 300 centers in 38 states. Its primary product and service offerings include home respiratory services, infusion therapy, parenteral and enteral nutrition, and home medical equipment. The company's common stock currently trades on the Nasdaq stock market under the symbol AHOM.

Certain statements made in the press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the company's unable to predict or control, that may cause the company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statement. These statements involve risks, uncertainties and other factors detailed from time to time in the company's filing with the Securities and Exchange Commission. Such factors may include the increased cost of borrowing under the company's credit agreement, changes to the company's business strategy and operation, the effect of healthcare legislation and regulation, the ability to obtain business, and the outcome of ongoing governmental investigations. The company cautions investors that any forward-looking statements made by the company are not necessarily indicative of the future performance.



                                      XXX




                                  Page 4 of 4